Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
President and Chief Operating Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS RECORD QUARTERLY PROFITS OF $.39 PER SHARE

SEATTLE, WASHINGTON – November 4, 2008, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced quarterly net earnings of $85,565,000 for the third quarter of 2008, as compared with $74,320,000 for the same quarter of 2007, an increase of 15%. Net revenues for the third quarter of 2008 increased 12% to $429,127,000, as compared with $384,810,000 reported for the third quarter of 2007. Total revenues and operating income were $1,564,913,000 and $135,396,000 in 2008, as compared with $1,411,025,000 and $119,521,000 for the same quarter of 2007, increases of 11% and 13%, respectively. Diluted net earnings per share for the third quarter of 2008 were $.39, as compared with $.34 for the same quarter in 2007, an increase of 15%. The Company also reported that same store net revenues and operating income increased 11% and 13%, respectively, for the third quarter of 2008 when compared with 2007.

For the nine months ended September 30, 2008, net earnings rose to $223,286,000 from $199,097,000 in 2007, an increase of 12%. Net revenues for the nine months increased to $1,200,780,000 from $1,073,520,000 for 2007, up 12%. Total revenues and operating income for the nine months were $4,326,489,000 and $353,931,000 in 2008, as compared with $3,788,589,000 and $315,784,000 for the same period in 2007, increases of 14% and 12%, respectively. Diluted net earnings per share for the first three quarters of 2008 were $1.02, as compared with $.90 for the same period of 2007, an increase of 13%. Same store net revenues and operating income both increased 12%, for the nine months ended September 30, 2008, when compared with the same period of 2007.

“These record quarterly results make a very significant statement. They show what can be accomplished when a company’s culture rewards its employees based upon ‘real world’ profitability measurements that reinforce responsible risk and return decisions. Our profitability measurements are grounded in the kinds of economic reality that requires a long-term commitment to both generating and sustaining profitability through providing quality customer service. There are no short-term, ‘financially-engineered’ profitability gimmicks in these numbers that will unravel over time because they lack economic substance,” said Peter J. Rose, Chairman and Chief Executive Officer. “These results also show that we are capable of executing effectively in the face of some rather challenging circumstances. Particularly noteworthy of our continued commitment to productivity improvement is the quarter’s record-high 31.6% operating margin (operating income divided by net revenue). As always, it is the efforts of our people and their cultural buy-in that made these achievements possible. We’ve always said that we have the best people in the industry…and they continue to prove that.” Rose continued.

“The irony of reporting record quarterly profits in such tumultuous economic times is certainly not lost on us. We have great sympathy for those who have been victimized by the greed, avarice and deliberate desertion of time-proven principles of sound financial management that caused this mess in the first place. If a silver lining is to come out of all this turmoil, hopefully it will be a return to the realms of financial sanity where companies that manage prudently are differentiated from those that don’t. Fortunately for our employees, our customers and our shareholders, it is our unique culture that has always differentiated us… and it continues to do so now, at a time when such differentiation is critically needed. Here at Expeditors, we don’t need to go ‘back to basics’, because we’ve never left them.” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 182 full-service offices, 69 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

3rd Quarter 2008 Earnings Release

November 4, 2008

Expeditors International of Washington, Inc. and Subsidiaries

Financial Highlights

Three months and Nine months ended

September 30, 2008 and 2007

(Unaudited)

(in thousand’s of US dollars except share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2008	2007	% Increase	2008	2007	% Increase
Revenues	$1,564,913	$1,411,025	11%	$4,326,489	$3,788,589	14%
Net revenues	$429,127	$384,810	12%	$1,200,780	$1,073,520	12%
Operating income	$135,396	$119,521	13%	$353,931	$315,784	12%
Net earnings	$85,565	$74,320	15%	$223,286	$199,097	12%
Diluted earnings per share	$.39	$.34	15%	$1.02	$.90	13%
Basic earnings per share	$.40	$.35	14%	$1.05	$.93	13%
Diluted weighted average shares outstanding	218,729,790	221,649,693		219,903,341	221,993,433
Basic weighted average shares outstanding	212,747,871	213,485,465		213,027,420	213,388,675

Offices opened during the Third Quarter of 2008

(• = Full Service, + = Satellite)

LATIN AMERICA	EUROPE	UNITED STATES
+Lázaro Cárdenas, Mexico (satellite of Guadalajara)	•Bucharest, Romania	•Milwaukee, Wisconsin (formerly a satellite of Chicago)

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459.

Questions received by the end of business on November 6, 2008 will be considered in management’s

8-K “Responses to Selected Questions” expected to be filed on or about November 14, 2008.

4-November-2008	Expeditors International of Washington, Inc.	Page 2 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$696,349	$574,599
Short-term investments	406	674
Accounts receivable, net	995,107	933,519
Deferred Federal and state income taxes	8,098	8,278
Other current assets	34,379	17,627

Total current assets	1,734,339	1,534,697

Property and equipment, net	501,664	497,892
Goodwill, net	7,927	7,927
Other intangibles, net	6,725	7,832
Other assets	19,682	20,717

	$2,270,337	$2,069,065

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	667,104	613,108
Accrued expenses, primarily salaries and related costs	154,436	129,669
Federal, state and foreign income taxes	30,727	26,976

Total current liabilities	852,267	769,753

Deferred Federal and state income taxes	61,317	55,533
Minority interest	16,869	17,208
Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 211,868,068 shares at September 30, 2008 and 212,996,776 shares at December 31, 2007	2,119	2,130
Additional paid-in capital	—	50,006
Retained earnings	1,328,572	1,143,464
Accumulated other comprehensive income	9,193	30,971

Total shareholders’ equity	1,339,884	1,226,571

	$2,270,337	$2,069,065

4-November-2008	Expeditors International of Washington, Inc.	Page 3 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Revenues:
Airfreight	$703,152	$629,071	$1,961,797	$1,710,747
Ocean freight and ocean services	567,155	520,312	1,530,420	1,345,945
Customs brokerage and other services	294,606	261,642	834,272	731,897

Total revenues	1,564,913	1,411,025	4,326,489	3,788,589

Operating expenses:
Airfreight consolidation	553,672	490,880	1,532,454	1,317,970
Ocean freight consolidation	454,622	424,383	1,234,829	1,088,191
Customs brokerage and other services	127,492	110,952	358,426	308,908
Salaries and related costs	224,809	205,206	646,159	585,360
Rent and occupancy costs	19,729	17,751	58,538	50,162
Depreciation and amortization	10,222	9,690	30,050	29,540
Selling and promotion	8,881	8,890	28,129	27,567
Other	30,090	23,752	83,973	65,107

Total operating expenses	1,429,517	1,291,504	3,972,558	3,472,805

Operating income	135,396	119,521	353,931	315,784

Interest expense	(23)	(22)	(169)	82
Interest income	5,005	5,586	14,884	16,336
Other, net	2,225	1,038	3,337	3,468

Other income, net	7,207	6,602	18,052	19,886

Earnings before income taxes and minority interest	142,603	126,123	371,983	335,670
Income tax expense	56,457	51,750	147,710	136,225

Net earnings before minority interest	86,146	74,373	224,273	199,445

Minority interest	(581)	(53)	(987)	(348)

Net earnings	$85,565	$74,320	$223,286	$199,097

Diluted earnings per share	$0.39	$0.34	$1.02	$0.90

Basic earnings per share	$0.40	$0.35	$1.05	$0.93

Dividends declared and paid per common share	$—	$—	$0.16	$0.14

Weighted average diluted shares outstanding	218,729,790	221,649,693	219,903,341	221,993,433

Weighted average basic shares outstanding	212,747,871	213,485,465	213,027,420	213,388,675

4-November-2008	Expeditors International of Washington, Inc.	Page 4 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Operating Activities:
Net earnings	$85,565	$74,320	$223,286	$199,097
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	1,503	701	930	346
Deferred income tax expense	1,117	13,216	17,590	25,456
Excess tax benefits from stock plans	(485)	(4,149)	(9,880)	(25,772)
Stock compensation expense	11,513	11,206	34,116	34,709
Depreciation and amortization	10,222	9,690	30,050	29,540
Gain on sale of assets	(46)	(802)	(651)	(1,004)
Minority interest in earnings of consolidated entities	581	53	987	348
Other	396	369	1,328	1,057
Changes in operating assets and liabilities:
Increase in accounts receivable	(51,422)	(157,406)	(83,446)	(170,667)
Increase in other current assets	(2,544)	(1,821)	(1,867)	(2,325)
Increase in accounts payable and other current liabilities	13,796	79,108	95,898	141,553
Increase (decrease) in income taxes payable, net	21,482	12,029	(1,955)	7,187

Net cash provided by operating activities	91,678	36,514	306,386	239,525

Investing Activities:
(Increase) decrease in short-term investments	(6)	26	210	188
Purchase of property and equipment	(24,631)	(39,650)	(49,157)	(70,833)
Proceeds from sale of property and equipment	106	131	287	414
Prepayment on long-term land lease	—	(40)	—	(2,816)
Other	635	(786)	690	(2,386)

Net cash used in investing activities	(23,896)	(40,319)	(47,970)	(75,433)

Financing Activities:
Net distributions to minority interests	(772)	—	(879)	(316)
Repayments of short-term debt, net	—	(203)	—	—
Proceeds from issuance of common stock	26,737	31,588	46,888	59,456
Repurchases of common stock	(75,332)	(57,122)	(144,920)	(186,117)
Excess tax benefits from stock plans	485	4,149	9,880	25,772
Dividends paid	2	—	(34,161)	(29,902)

Net cash used in financing activities	(48,880)	(21,588)	(123,192)	(131,107)
Effect of exchange rate changes on cash	(26,041)	7,533	(13,474)	12,839

(Decrease) increase in cash and cash equivalents	(7,139)	(17,860)	121,750	45,824
Cash and cash equivalents at beginning of period	703,488	575,042	574,599	511,358
Cash and cash equivalents at end of period	$696,349	$557,182	$696,349	$557,182

Interest and taxes paid:
Interest	$20	$25	$166	$163
Income tax	32,114	24,227	123,999	98,539

4-November-2008	Expeditors International of Washington, Inc.	Page 5 of 6

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Asia	Europe	Austral- Asia	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended September 30, 2008
Revenues from unaffiliated customers	$336,093	43,225	852,255	215,018	21,575	23,843	72,904	—	1,564,913
Transfers between geographic areas	30,709	2,883	5,624	11,966	2,307	4,425	4,757	(62,671)	—

Total revenues	$366,802	46,108	857,879	226,984	23,882	28,268	77,661	(62,671)	1,564,913

Net revenues	$165,133	19,199	119,309	74,089	13,146	14,981	23,270	—	429,127
Operating income	$43,147	4,096	57,498	16,039	4,325	3,811	6,480	—	135,396
Identifiable assets at quarter end	$976,454	79,031	527,520	467,859	38,139	60,000	116,698	4,636	2,270,337
Capital expenditures	$9,207	658	9,861	3,748	49	183	925	—	24,631
Depreciation and amortization	$5,402	371	1,686	1,611	220	332	600	—	10,222
Equity	$1,480,452	39,480	389,404	173,682	25,478	28,922	56,352	(853,886)	1,339,884

Three months ended September 30, 2007
Revenues from unaffiliated customers	$273,476	36,209	825,183	174,668	18,049	20,155	63,285	—	1,411,025
Transfers between geographic areas	29,031	2,450	4,719	9,564	1,927	2,827	3,598	(54,116)	—

Total revenues	$302,507	38,659	829,902	184,232	19,976	22,982	66,883	(54,116)	1,411,025

Net revenues	$153,030	17,399	112,327	62,932	10,820	10,952	17,350	—	384,810
Operating income	$37,465	3,971	55,772	12,965	3,236	2,044	4,068	—	119,521
Identifiable assets at quarter end	$908,430	77,717	494,081	449,433	36,591	41,328	97,700	(71)	2,105,209
Capital expenditures	$4,496	304	31,058	2,095	248	194	1,255	—	39,650
Depreciation and amortization	$5,385	334	1,166	1,773	242	384	406	—	9,690
Equity	$1,330,031	36,581	375,287	150,828	23,384	21,307	44,117	(794,202)	1,187,333

Nine months ended September 30, 2008
Revenues from unaffiliated customers	$954,317	119,691	2,300,191	609,879	64,821	70,329	207,261	—	4,326,489
Transfers between geographic areas	81,632	7,579	16,364	33,725	6,599	11,381	13,293	(170,573)	—

Total revenues	$1,035,949	127,270	2,316,555	643,604	71,420	81,710	220,554	(170,573)	4,326,489

Net revenues	$468,034	53,882	322,738	212,148	37,970	41,785	64,223	—	1,200,780
Operating income	$109,244	10,495	151,072	44,259	11,914	10,588	16,359	—	353,931
Identifiable assets at quarter end	$976,454	79,031	527,520	467,859	38,139	60,000	116,698	4,636	2,270,337
Capital expenditures	$20,003	1,848	16,371	7,042	402	959	2,532	—	49,157
Depreciation and amortization	$16,172	1,011	4,439	5,060	716	969	1,683	—	30,050
Equity	$1,480,452	39,480	389,404	173,682	25,478	28,922	56,352	(853,886)	1,339,884

Nine months ended September 30, 2007
Revenues from unaffiliated customers	$779,998	97,063	2,137,320	493,149	49,888	58,900	172,271	—	3,788,589
Transfers between geographic areas	77,383	6,414	13,168	25,495	5,478	8,414	10,364	(146,716)	—

Total revenues	$857,381	103,477	2,150,488	518,644	55,366	67,314	182,635	(146,716)	3,788,589

Net revenues	$431,702	47,476	305,960	177,560	29,559	31,698	49,565	—	1,073,520
Operating income	$96,986	9,642	147,244	35,066	8,298	6,450	12,098	—	315,784
Identifiable assets at quarter end	$908,430	77,717	494,081	449,433	36,591	41,328	97,700	(71)	2,105,209
Capital expenditures	$21,045	1,316	38,419	5,621	1,139	957	2,336	—	70,833
Depreciation and amortization	$15,857	997	3,763	5,903	667	1,201	1,152	—	29,540
Equity	$1,330,031	36,581	375,287	150,828	23,384	21,307	44,117	(794,202)	1,187,333

4-November-2008	Expeditors International of Washington, Inc.	Page 6 of 6